UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 18, 2010

McDERMOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Republic of Panama	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

777 N. Eldridge Parkway Houston, Texas	77079
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (281) 870-5901

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 18, 2010, BWX Technologies, Inc. entered into the seventh amendment and waiver (the “Amendment”) to its credit facility dated December 9, 2003 (as amended to date, the “BWXT Credit Facility”). The Amendment provides for, among other things, (1) an extension of the maturity date of the BWXT Credit Facility from March 18, 2010 to June 30, 2010 and (2) a waiver of any potential breach of Sections 4.14 or 5.2 of the BWXT Credit Facility to the extent related to a notice of cancellation of nuclear liability insurance, effective May 10, 2010, for Nuclear Fuel Services, Inc.’s facility in Erwin, Tennessee that was received by Nuclear Fuel Services, Inc. from its nuclear liability underwriter.

Other parties to the Amendment include Babcock & Wilcox Technical Services Group, Inc., BWXT Federal Services, Inc., Babcock & Wilcox Nuclear Operations Group, Inc., NFS Holdings, Inc., Nuclear Fuel Services, Inc. and NOG-Erwin Holdings, Inc., as guarantors, the lenders party to the BWXT Credit Facility and Crédit Agricole Corporate and Investment Bank, as administrative agent. BWX Technologies, Inc. and the guarantors are wholly-owned subsidiaries of McDermott International, Inc.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amendment, which is attached as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

10.1	Seventh Amendment and Waiver, dated as of March 18, 2010, by and among BWX Technologies, Inc., Babcock & Wilcox Technical Services Group, Inc., BWXT Federal Services, Inc., Babcock & Wilcox Nuclear Operations Group, Inc., NFS Holdings, Inc., Nuclear Fuel Services, Inc. and NOG-Erwin Holdings, Inc., the lenders referred to therein and Crédit Agricole Corporate and Investment Bank, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

Date: March 23, 2010	By:	/s/ Dennis S. Baldwin
Dennis S. Baldwin
Vice President and Chief Accounting Officer